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As filed with the Securities and Exchange Commission on September 1, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

THERMADYNE HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	74-2482571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
16052 Swingley Ridge Road, Suite 300, Chesterfield, MO 63017 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
2004 Non-Employee Directors' Stock Option Plan; 2004 Stock Incentive Plan; Non-Employee Directors' Deferred Stock Compensation Plan; and Individual Stock Option Agreements (Full title of the plans)
copies to:
Patricia S. Williams, Esq.
Vice President, General Counsel and Secretary
Thermadyne Holdings Corporation
16052 Swingley Ridge Road, Suite 300
Chesterfield, Missouri 63017
(Name and Address of Agent for Service)	John L. Gillis, Jr., Esq. Armstrong Teasdale LLP One Metropolitan Square, Suite 2600 St. Louis, Missouri 63102 (314) 621-5070 Fax (314) 621-5065
(636) 728-3000 (Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount of Shares To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock, par value $.01 per share	1,777,778	$12.00	$21,333,336	(2)	$2,703

Common Stock, par value $.01 per share	300,000	(3)	$3,542,250	(3)	$449

Total	2,077,778		$24,875,586		$3,152

(1)
Pursuant to Rule 416, this registration statement covers, in addition to the number of shares of common stock shown above, an indeterminate number of shares which, by reason of any stock dividend, stock split, combination or other change in the Registrant's common stock, may become issuable under the plans or agreements described herein.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and (c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant's common stock reported on The OTC Bulletin Board on August 30, 2004.

(3)
Determined solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based upon the exercise price specified in each option agreement. The registration fee has been calculated by multiplying the number of shares subject to each option agreement between the Registrant and certain employees and/or directors by the exercise price under such option agreement as follows: (150,000 multiplied by $13.79); (125,000 multiplied by $9.60); and (25,000 multiplied by $10.95).

INTRODUCTION

        This Registration Statement on Form S-8 is being filed for the purposes of (i) registering 1,777,778 shares of common stock of the Registrant to be issued pursuant to the Registrant's 2004 Non-Employee Directors' Stock Option Plan, 2004 Stock Incentive Plan and Non-Employee Directors' Deferred Stock Compensation Plan (collectively, the "Plans"); and (ii) registering 300,000 shares of common stock of the Registrant to be issued upon exercise of stock options under certain stock option agreements between the Registrant and employees and/or directors of the Registrant.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to participants as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II below), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates:

        (a)   The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

        (b)   All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

        (c)   The description of the securities contained in the registrant's registration statements on Form 10/A, Amendment No. 2, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities offered hereunder then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        Section 102 of the Delaware General Corporation Law, as amended (the "DGCL"), allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145 of the DGCL provides, among other things, that a corporation, including the Registrant, may indemnify any person who has or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by the corporation or in the right of the corporation) by reason of the fact that the person is or was one of the directors, officers, agents or employees of the corporation or is or was serving at the request of the corporation as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acted in good faith and in a manner that the person reasonably believed to be in the best interest of the corporation, or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The power to indemnify applies to actions brought by the corporation or in the right of the corporation as well but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and to purchase indemnity insurance on behalf of its directors and officers.

        Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent or dissenting director receives notice of the unlawful acts.

        As permitted under the DGCL, the amended and restated certificate of incorporation of the Registrant include provisions for indemnification of directors, officers and employees of the Registrant.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

        The exhibits listed in the exhibit index below, hereby incorporated by reference, are filed as a part of this registration statement.

Item 9.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on September 1, 2004.

THERMADYNE HOLDINGS CORPORATION
By:	/s/ PATRICIA S. WILLIAMS Patricia S. Williams Vice President, General Counsel and Secretary

POWER OF ATTORNEY

        We, the undersigned officers and directors of Thermadyne Holdings Corporation, hereby severally constitute and appoint Paul D. Melnuk, James H. Tate and Patricia S. Williams and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for each of us in our name, place, and stead, in any and all capacities, to sign Thermadyne Holdings Corporation's registration statement on Form S-8, and any other registration statement relating to the same offering, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grant to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ PAUL D. MELNUK Paul D. Melnuk	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 1, 2004
/s/ JAMES H. TATE James H. Tate	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 1, 2004
/s/ ANDREW L. BERGER Andrew L. Berger	Director	September 1, 2004
/s/ JAMES B. GAMACHE James B. Gamache	Director	September 1, 2004
/s/ MARNIE S. GORDON Marnie S. Gordon	Director	September 1, 2004

/s/ JOHN G. JOHNSON, JR. John G. Johnson, Jr.	Director	September 1, 2004
/s/ BRADLEY G. PATTELLI Bradley G. Pattelli	Director	September 1, 2004

EXHIBIT INDEX

Exhibit	Description
4	Omitted—Inapplicable
5	Opinion of Armstrong Teasdale LLP regarding legality of shares being registered
15	Omitted—Inapplicable
23.1	Consent of Ernst & Young LLP
23.2	Consent of Armstrong Teasdale LLP (included in Exhibit 5)
24	Powers of Attorney (See Signature Page)

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INTRODUCTION
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX